FOUNDERS

George F. Eaton (1892-1956)

George F. Peabody (1912-1999)

Merrill R. Bradford (1917-2012)

Arnold L. Veague (1915-2003)

Calvin E. True

Bernard J. Kubetz

John F. Loyd, Jr.

Bruce B. Hochman

William B. Devoe

Karen A. Huber

P. Andrew Hamilton

Judy A.S. Metcalf

Timothy C. Woodcock

Seth W. Brewster

Thad B. Zmistowski

Gretchen L. Jones

Neal F. Pratt

William V. Ferdinand, Jr.

Nathaniel S. Putnam

David C. Pierson

David M. Austin

Matthew S. Raynes

Matthew C. Worthen

Noreen A. Patient

Daniel S. Pittman

Sarah E. Newell

Sarah L. Reinhart

Jeffrey W. Spaulding

Ryan P. Dumais

Jason C. Barrett

Jonathan A. Pottle

Nathaniel R. Fenton

Alfred C. Frawley, III

John David Kennedy

Edward F. Feibel

John A. Cunningham

Eric C. Marshall

Jonathan B. Huntington

Sarah S. Zmistowski

Leslie C. Hallock

Allison C. Lucy

Anne E. O’Donovan

Adria Y. LaRose

Erica M. Johanson

Michael Tadenev

Jeremy S. Grant

Laura E. Shortill

Mariah D. Mitchell

OF COUNSEL

Thomas M. Brown (Retired)

Peter M. Garcia

Daniel G. McKay

Glen L. Porter

Clare Hudson Payne

Dorisann B.W. Wagner

David S. Wakelin

Offices in Augusta, Bangor,

Brunswick, Ellsworth

and Portland.

Exhibit 5.1

167 Park Row, P.O. Box 9 Brunswick, Maine 04011-0009 Telephone 207-729-1144 Fax 207-729-1140 eatonpeabody.com

August 18, 2016

Bar Harbor Bankshares

82 Main Street

Bar Harbor, Maine 04609

Re:	Securities Being Registered under Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with your filing of a Registration Statement on Form S-4 (together with each Annex and all Exhibits and amendments to any of them as of the date hereof, the “Registration Statement”) with the Securities and Exchange Commission (“Commission”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of up to 4,177,285 shares of Common Stock, par value $2.00 per share (the “Shares”), of Bar Harbor Bankshares, a Maine corporation (the “Company”), pursuant to that certain Agreement and Plan of Merger dated May 5, 2016 between the Company and Lake Sunapee Bank Group (the “Merger Agreement”).

We have examined the Registration Statement, the Merger Agreement, the Articles of Incorporation and Bylaws of the Company as currently in effect and resolutions of the Company’s Board of Directors approving the Merger Agreement and authorizing the issuance of Shares pursuant thereto. In conducting our examination and giving this opinion, we have relied on certifications, statements or other representations of the officers and representatives of the Company as to factual matters and have assumed the following:

1) the authenticity of all instruments presented to us as originals;

2) the conformity with originals of all instruments presented to us as copies;

3) the genuineness of all signatures;

4) the legal capacity and authority of all natural persons;

5) prior to the issuance of any Shares, the stockholders of the Company will approve the issuance pursuant to and in accordance with the Merger Agreement and Maine law; and

6) upon the issuance of any Shares, the total number of shares of Common Stock of the Company issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue.

Our opinion set forth below is limited to the laws of the State of Maine and specifically the Maine Business Corporation Act, Title 13-C of the Maine Revised statutes, as in effect on the date hereof.

Based upon and subject to the foregoing, in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon issuance following an order of the Commission declaring the Registration Statement to be effective, and pursuant to the Merger Agreement, the Shares will be duly authorized by appropriate corporate action and will be validly issued, fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and any amendments thereto and to the reference to our firm under the caption “Legal Matters” in the joint proxy statement/prospectus included therein. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Eaton Peabody P.A.

EATON PEABODY P.A.